EXHIBIT 3.1

                                   EXHIBIT 3.1

                                    BYLAWS OF
                               AMAZON HERB COMPANY
                             (A Florida Corporation)

                                    ARTICLE I

                                     OFFICES

     SECTION 1. Principal Office. The principal executive office of the Corporation shall be at such place as the Board of Directors may from time to time determine, but until a change is effected such principal office shall be at: 725 North A1A, Suite C-115, Jupiter, Florida 33447.

     SECTION 2. Other Offices. The Corporation may also have other offices at such places, within or without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

         SECTION 1. Time and Place of Meetings. A meeting of stockholders for any purpose may be held at such time and place, within or without the State of Florida, as shall be stated on the notice thereof or in a duly executed waiver of notice thereof.

         SECTION 2. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on the tenth day of May in each year if not a legal holiday, and if a legal holiday, at such place, either within or without the State of Florida, and at such time as set forth in the notice of the meeting or in a duly executed waiver of notice thereof, for the election of the Board of Directors and for the transaction of such other business as may properly be brought before the meeting. In the event the annual meeting is not held on the date above provided, the Board of Directors shall cause the meeting to be held as soon thereafter as may be convenient. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of stockholders.

         SECTION 3. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time for any purpose or purposes by the Board of Directors or the holders of not less than 10 percent of all the shares entitled to be cast in any issue proposed to be considered at the proposed special meeting; provided that said persons sign, date and deliver to the Corporation one or more written demands for the meeting describing the proposal for which it is to be held, and shall be held at such place, either within or without the State of Florida, and at such hour as may be designated by the Board of Directors in the notice of the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in
Section 4 of this Article II, unless such notice is waived as provided by law or by these Bylaws. At a special meeting only such matters as may be specified in the notice thereof shall be considered. Special meetings shall also be called and held in such cases and in such manner as may be specifically required by law or by the Articles of Incorporation.

         SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders, which shall state the place, date and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the purpose or purposes for which it is called, shall be given, unless a different period is required by law, not less than ten (10) nor more than sixty (60) days before the date of such meeting, by or at the direction of the person

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calling the meeting. If mailed, the notice of a meeting of stockholders shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat. Any such notice for any meeting other than the annual meeting shall, if issued at the direction of the Board of Directors, so indicate. When a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At such an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than thirty days after the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 5. Quorum. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, the holders of a majority of the shares entitled to vote at any meeting of shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at any such meeting, provided that when a specified item of business is required to be voted on by a class or series (if the corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. When a quorum is once presented to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders or their proxies. The holders of a majority of shares present in person or represented by proxy at any meeting of shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

The absence from any meeting of the number of shares required by law, the Articles of Incorporation or these Bylaws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.

         SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board or, in his absence or inability to act, the Vice-Chairman or, in his absence or inability to act, the President or, in his absence or inability to act, a Vice President or, in his absence or inability to act any person as may be designated by the Board of Directors or, in the absence of such person or if there shall be no such designation, a chairman present in person or represented by proxy shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, an Assistant Secretary, or in his absence or inability to act, any person as may be designated from time to time by the Board of Directors shall act as secretary of each meeting of stockholders and keep the minutes thereof; if no such person is present or has been chosen, the holders of record of a majority of shares of stock present in person or represented by proxy and entitled to vote at the meeting shall choose any person present to act as secretary of the meeting.

         SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         SECTION 8. Voting and Required Vote. At each meeting of stockholders, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder except as otherwise provided in the Articles of Incorporation. Except as otherwise provided in the Articles of Incorporation, and subject to statute, at each meeting of stockholders if there shall be a quorum, the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote thereat, shall decide all matters brought before such meeting.

         SECTION 9. Proxies. Each stockholder entitled to vote at any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time

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designated in the order of business for so delivering such proxies. Each such proxy shall be in writing and executed by the stockholder or his duly authorized attorney-in-fact, but no such proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         SECTION 10. List of Stockholders. A complete list of the stockholders entitled to vote at any annual or special meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be prepared, or shall be caused to be prepared, by the Secretary and shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city in which the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to the stockholders entitled to examine the stock ledger, the list required by these Bylaws or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

         SECTION 11. Voting by Fiduciary, and Joint Owners. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

         If the shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

           (a)    if only one votes, his act binds all;

           (b) if more than one votes, the act of the majority so voting binds all;

           (c) if more than one votes, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Circuit Court or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court. If the instrument so filed shows that any such tenancy is held in unequal interest, a majority or even-split for the purpose of this paragraph shall be a majority or even-split in interest.

         SECTION 12. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted, as provided by law. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote, said notice shall fairly summarize the material features of the authorized action and if the action requires the providing of dissenters' rights, said notice shall comply with the disclosure requirements pertaining to dissenters' rights of Florida law.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders or such other persons as provided therein.

         SECTION 2. Qualification. Directors must be natural persons of 18 years of age or older but need not be residents of the State of Florida and need not be shareholders of the Corporation.

         SECTION 3. Number of Directors. The Corporation shall have no fewer than five (5) nor more than seven (7) directors; the exact number to be determined from time to time by resolution adopted by approval of the outstanding shares or by the affirmative vote of a majority of the whole Board of Directors, and such exact number shall be five (5) until otherwise determined.

         SECTION 4. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which an action on any corporate matter is taken will be presumed to have assented to the action unless such director votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         SECTION 5. Resignations. Any director may resign at any time upon written notice to the Board of Directors, the Chairman or the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt thereof by the Board of Directors or by any such officer. If the resignation is made effective at a date later than the date of receipt of the written resignation by the Board of Directors or an authorized officer, then the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

         SECTION 6. Annual Meetings. The annual meeting of the Board of Directors for the purpose of organizing the Board, appointing officers and members of committees and transacting other business, shall be held immediately following the annual meeting of the stockholders at the same place where such meeting of stockholders shall be held. No notice shall be required for any such meeting if held immediately after the adjournment, and at the site, of the meeting of the stockholders. If not so held, notice shall be given in the same manner as required for special meetings of the Board of Directors.

         SECTION 7. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice at such times and places (within or without the State of Florida) as shall have been approved and agreed to at any prior meeting of the Board of Directors.

         SECTION 8. Special Meetings. A special meeting of the Board of Directors may be called at any time by the Chairman of the Board, the Vice Chairman, the President or any Vice President or by two or more directors and shall be held at such time and place (within or without the State of Florida) as may be fixed by the person or persons calling the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in Section 9 of this Article III.

         SECTION 9. Notice of Special Meeting. Written notice of the time and place of each special meeting of the Board of Directors shall be delivered at least five (5) business days before the day on which such meeting is to be held to each director personally, or by certified, registered or express mail, postage prepaid, or telegram or cablegram or nationwide overnight courier service addressed to such director at his address as it appears on the records of the Corporation, confirmed on the same day by telegraph, telex, cable, facsimile, wireless or telephone, and the method used for notice of such special meeting need not be the same for each director being notified except as otherwise required by law, the Articles of Incorporation or these Bylaws.

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         SECTION 10. Organization. The Chairman of the Board shall preside over all meetings of the Board of Directors at which he is present. In his absence or inability to act, the Vice Chairman shall preside. In the absence or inability to act of the Chairman and Vice Chairman, the Board of Directors shall select a chairman of the meeting from among the directors present. The Secretary or, in his absence or inability to act, an Assistant Secretary, or in his absence or inability to act, another director selected by the Board of Directors shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 11. Quorum. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors. At any meeting of the Board of Directors, no action shall be taken (except adjournment, in the manner provided below) until after a quorum has been established, except as otherwise provided by law, the Articles of Incorporation or these Bylaws.

         Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the act of a majority of directors who are present at a regular meeting at which a quorum previously has been established (or at any adjournment of such meeting, provided that a quorum shall have previously been established at such adjourned meeting) shall be the act of the Board of Directors, regardless of whether or not a quorum is present at the time such action is taken. In determining the number of directors who are present at the time any such action is taken, any director who is in attendance at such meeting but who, for just cause, is disqualified to vote on such matter, shall not be considered as being present at the time of such action for the purpose of establishing the number of votes required to take action on any matter submitted to the Board of Directors, but shall be considered as being present for purposes of determining the existence of a quorum.

         In the event a quorum cannot be established at the beginning of a meeting, a majority of the directors present at the meeting, or the Secretary of the Corporation, if there be no director present, may adjourn the meeting from time to time until a quorum be present. Only such notice of such adjournment need be given as the Board of Directors may from time to time prescribe.

         SECTION 12. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and for the management of the business and affairs of the Corporation as it may deem proper and not inconsistent with law, the Articles of Incorporation and these Bylaws.

         SECTION 13. Written Consent in Lieu of Meetings. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be so taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent will have the same effect as a unanimous vote.

         SECTION 14. Telephonic Participation. Any and all members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

         SECTION 15. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

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                                   ARTICLE IV

                                   COMMITTEES

         SECTION 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the total number of directors constituting the entire Board, whether then in office or not, may appoint an Executive Committee consisting of one or more directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director or his earlier resignation or removal as a member of the Executive Committee or as a director or until his death.

         SECTION 2. Powers. The Executive Committee shall have and may exercise those rights, powers and authority of the Board of Directors to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers that may require it, but shall not have the power or authority with respect to approving or recommending to shareholders actions or proposals required by law to be approved by shareholders, filling vacancies on the Board of Directors or any committee thereof, adopting, amending or repealing these Bylaws, authorizing or approving the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors and authorizing or approving the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize the Executive Committee to do so within limits specifically prescribed by the Board of Directors.

         SECTION 3. Procedure and Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep minutes of its meetings, which it shall deliver to the Board of Directors from time to time. The Chairman of the Executive Committee or, in his absence, a member of the Executive Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee, and the Secretary, or in his absence, an Assistant Secretary, or in his absence another member of the Executive Committee chosen by the Executive Committee, shall act as secretary of the Executive Committee.

         SECTION 4. Quorum. All of the members of the Executive Committee must be present in person or by electronic means for the transaction of business, and the affirmative vote of all of the members shall be required for any action of the Executive Committee.

         SECTION 5. Audit Committee. There shall be an audit committee composed of such number of directors (not less than three) as the board of directors, by resolution passed by the vote of a majority of the entire board may appoint, none of whom shall be an employee of the corporation.

         The audit committee shall have the following duties:

         (a) To recommend to the board of directors for approval by the shareholders the appointment of a firm of independent public accountants (the "auditors") to audit the accounts of the corporation as the committee may recommend for the financial year in respect of which such appointment is made;

         (b) To make, or cause to be made by the auditors, such examinations or audits of the affairs and operations of the corporation of such scope, with such objects, and at such times or intervals as the committee may determine in its discretion or as may be ordered by the board of directors or the executive committee;

         (c) To submit to the board of directors as soon as may be convenient following the conclusion of each examination or audit made by or at the direction of the committee, a written report relative thereto;

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         (d)             To oversee the activities of the general auditor and
                  his or her staff, and to conduct periodic performance evaluations and to establish the compensation of the general auditor; and

         (e) To review matters associated with internal control and the management of risk.

         A notation with respect to each report made to the board of directors by the audit committee and of the action taken thereon by the board of directors shall be made in the minutes of the board of directors.

         SECTION 6. Other Committees. The Board of Directors, by resolutions adopted by a majority of the total number of directors constituting the entire Board, whether then in office or not, shall establish compensation committee and may appoint such other committee or committees as it shall deem advisable and with such rights, powers, and authority as it shall prescribe. Each such committee shall consist of one or more directors. Unless otherwise provided by the Board of Directors, a majority of the members of each such other committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

         SECTION 7. Vacancies; Committee Changes. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge, any committee or any member of any committee.

         SECTION 8. Compensation. Members of the committees shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

         SECTION 9. Telephonic Participation. Any and all members of the committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting pursuant to this Section shall constitute presence in person at such meeting.

         SECTION 10. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all members of the committee then in office, provided that the number of such members is sufficient to constitute a quorum for such action, if any, and such written consent is filed with the minutes of its proceedings.

                                    ARTICLE V

                                     NOTICES

         SECTION 1. Waiver of Notice. Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of any regular or special meeting of stockholders, any meeting of other security-holders, the Board of Directors, or any committee of the Board of Directors need be specified in any written waiver of notice unless so required by law, the Articles of Incorporation or these Bylaws.

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         SECTION 2. Attendance at Meeting. Attendance of a person at any meeting, whether of stockholders or other security-holders (in person or by proxy), or the Board of Directors or any committee of the Board of Directors, shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, and objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not legally called or convened.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. Number and Qualifications. The officers of the Corporation shall include the Chairman, the Vice Chairman, the President, one or more Vice Presidents, a Treasurer, and a Secretary and such other officers as may elected or appointed in accordance with the provisions of Section 2 of this Article VI. Any number of offices may be held by the same person. The Board of Directors shall determine who shall be the chief executive officer of the Company.

         SECTION 2. Selection, Term of Office and Qualification. The officers shall be elected from time to time by the Board of Directors at its first regular meeting after each annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until he shall resign in the manner provided in Section 3 of this Article VI, or until he shall have been removed in the manner provided in Section 4 of this Article VI, or until his death. Other officers, including without limitation one or more Assistant Treasurers and one or more Assistant Secretaries shall be chosen in such manner, hold office for such period, have such authority, perform such duties and be subject to removal as may be prescribed by the Board of Directors.

         SECTION 3. Resignations. Any officer may resign at any time upon written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt thereof by the Board of Directors or any such officer.

         SECTION 4. Removal. Any officer may be removed at any time, either with or without cause, by the Board of Directors; and any officer not elected by the Board of Directors may be removed in such manner as may be determined by the Board of Directors. Removal from office however, shall not prejudice the contract rights, if any, of the person removed except as provided in such contract.

         SECTION 5. Vacancies. Any vacancy occurring in any office of the Corporation which is required by Section 2 of this Article VI to be elected by the Board of Directors, whether by death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any other office shall be filled in such manner as may be determined by the Board of Directors.

         SECTION 6. Chairman. The Chairman may be the chief executive officer of the Corporation if the Board of Directors shall so determine and, in such case and subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, shall have general supervision over its other officers and agents and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         SECTION 7. Vice Chairman. The Vice Chairman shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors and shall report to the Chairman, subject to the control of the Board of Directors.

         SECTION 8. The President. The President shall have, subject to the control of the Chairman, if the Chairman is designated as the chief executive officer of the Corporation and the Board of Directors, general and active management of the business of the Corporation and general and active supervision and direction over the business operations and affairs of the Corporation and over its several officers, agents and employees. He shall be an ex officio member of all committees of the Board. In general, he shall have such other powers and shall

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perform such other duties as usually pertain to the office of the President or as from time to time may be assigned to him by the Board or these Bylaws. The President may be the chief executive officer of the Corporation if the Board of Directors shall so determine and, in such case and subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, shall have general supervision over its other officers and agents and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         SECTION 9. Vice President. The Vice President or, in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their seniority, shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors.

         SECTION 10. The Treasurer and Assistant Treasurers. The Treasurer shall:

         (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

         (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

         (c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

         (d) receive moneys due and payable to the Corporation from any source whatsoever and give receipts for moneys so paid;

         (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor;

         (f) render to the President and the Board of Directors at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and

         (g) in general, have all the powers and perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Assistant Treasurer or Assistant Treasurers, if any, shall in the absence or disability of the Treasurer or at his request, perform his duties and exercise his powers and authority as may be assigned to him by the Board of Directors or the President.

         SECTION 11. The Secretary and Assistant Secretaries. The Secretary shall:

         (a) attend all meetings of the Board of Directors, any committee of the Board of Directors, stockholders and other security-holders and record all votes and the proceedings of such meetings in minute books to be kept by him for that purpose;

         (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

         (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

         (e) in general, have all the powers and perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary or at his request, perform his duties and exercise his powers and authority as may be assigned to him by the Board of Directors or the President.

         SECTION 12. Compensation. The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors; no officer of the Corporation shall be prevented from receiving compensation because he is also a director of the Corporation.

                                   ARTICLE VII

                           CAPITAL STOCK AND DIVIDENDS

         SECTION 1. Stock Certificates for Shares. Every holder of shares of capital stock of the Corporation will be entitled to have a certificate representing all shares to which he is a holder. No certificate representing shares will be issued until such shares are fully paid. Certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors and shall be signed by or in the name of the corporation by the Chairman or Vice-Chairman or by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, provided that the signatures of any such officers thereon may be facsimiles. The seal of the Corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. A certificate may also be signed by the transfer agent and a registrar as the Board of Directors may determine, and in such case the signature of the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 2. Stock Records. The Corporation shall keep at such place or places, within or without the State of Florida, as the Board of Directors may from time to time determine, the stock record books in which shall be recorded the number of shares issued, the names of the owners of the shares, the number of shares owned by them respectively, and the transfer of such shares with the date of transfer. Blank stock certificate books shall be kept by the Secretary or by any officer or agent designated by the Board of Directors.

         SECTION 3. Registration of Transfers. Registration of transfer of certificates representing shares of stock of the Corporation shall be effected only on the books of the Corporation only upon authorization by the registered holder thereof, or by his attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, and upon surrender to the Corporation or any transfer agent of the Corporation of the certificate or certificates being transferred, which certificate or certificates shall be properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

         SECTION 4. Determination of Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the right to receive dividends or other distributions, and to vote as such owner. The Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

         SECTION 5. Regulations Governing Issuance and Transfer of Shares. The Board of Directors shall have the power and authority to make all such rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         SECTION 6. Fixing of Record Date. In order that the Corporation may determine the stockholders of record entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. Except as otherwise provided by law, the Articles of Incorporation, these Bylaws or by resolution of the Board of
Directors:

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

           (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and

           (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may affix a new record date for the adjourned meeting.

         SECTION 7. Lost, Stolen or Destroyed Stock Certificates. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate, and the Board of Directors may authorize the issuance of a new certificate of stock in lieu thereof upon satisfactory proof of such loss, theft or destruction upon the giving of an open penalty bond with surety satisfactory to the Treasurer and the Corporation's counsel, to protect the Corporation or any person injured on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate from any liability or expense which it or they may incur by reason of the original certificates remaining outstanding and upon payment of the Corporation's reasonable costs incident thereto.

         SECTION 8. Dividends and Reserves. Subject to the provisions of law or of the Articles of Incorporation, the Board of Directors may, out of funds available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors may from time to time in their discretion deem proper as a reserve fund for working capital, to meet contingencies, or for equalizing dividends, or for the purpose of repairing, maintaining or increasing the property or business of the Corporation, or for such other purposes as the Board of Directors shall deem to be in the best interests of the Corporation. The Board of Directors may, in its discretion, modify or abolish any such reserve at any time.

                                  ARTICLE VIII

                                BOOKS AND RECORDS

         SECTION 1. Books and Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. Furthermore, the Corporation shall maintain accurate accounting records. Furthermore, the corporation shall maintain the following:

           (i) A record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each;

           (ii) The Corporation's Articles or Restated Articles of Incorporation and all amendments thereto currently in effect;

           (iii) The Corporation's Bylaws (or Restated Bylaws and all amendments thereto currently in effect;

           (iv) Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations if shares issued pursuant to those resolutions are outstanding;

           (v) The minutes of all shareholders' meeting and records of all actions taken by shareholders without a meeting for the past three years;

           (vi) Written communications to all shareholders generally or all shareholders of a class or series within the past three years including the financial statements furnished for the past three years to shareholders as may be required under Florida law;

           (vii) A list of the names and business street addresses of the corporation's current directors and officers; and

           (viii) A copy of the Corporation's most recent annual report delivered to the Department of State.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form.

         SECTION 2. Shareholder's Inspection Rights. A shareholder of the Corporation (including a beneficial owner whose shares are held in a voting trust or a nominee on behalf of a beneficial owner) may inspect and copy, during regular business hours at the Corporation's principal office, any of the corporate records required to be kept pursuant to Section 1 of this Article of these Bylaws, if said shareholder gives the Corporation written notice of such demand at least five business days before the date on which the shareholder wishes to inspect and copy. The foregoing right of inspection is subject however to such other restrictions as are applicable under Florida law, including, but not limited to, the inspection of certain records being permitted only if the demand for inspection is made in good faith and for a proper purpose (as well as the shareholder describing with reasonable particularity the purpose and records desired to be inspected and such records are directly connected with the purpose).

         SECTION 3. Financial Information. Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the Corporation shall furnish the shareholders annual financial statements which may be consolidated or combined statements of the Corporation and one or more if its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flow for that year. If financial statements are prepared on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. If the annual financial statements are reported on by a public accountant, said accountant's report shall accompany said statements. If said annual financial statements are not reported on by a public accountant, then the statements shall be accompanied by a statement of the Chairman or the person responsible for the Corporation's accounting records by;

         (a) stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and if not, describing the basis of preparation; and

         (b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year. The annual financial statements shall be mailed to each shareholder of the Corporation within 120 days after the close of each fiscal year or within such additional time as is reasonably necessary to enable the Corporation to prepare same, if, for reasons beyond the Corporation's control, said annual financial statement cannot be prepared within the prescribed period.

         SECTION 4. Other Reports to Shareholders. The Corporation shall report any indemnification or advanced expenses to any director, officer, employee, or agent (for indemnification relating to litigation or threatened litigation) in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status, at the time of such payment, of the litigation or threatened litigation.

         Additionally, if the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized or issued and the consideration received by the Corporation, with or before the notice of the next shareholders' meeting.

                                   ARTICLE IX

                            CORPORATE INDEMNIFICATION

Subject to the provisions of the Company's Articles of Incorporation, the Corporation shall indemnify any person:

        (1) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided under Florida law.

        (2) Who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against such costs and expenses, and to the extent and in the manner provided under Florida law.

         The extent, amount, and eligibility for the indemnification provided herein will be made by the Board of Directors. Said determinations will be made by a majority vote to a quorum consisting of directors who were not parties to such action, suit, or proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action suit or proceeding.

         The corporation will have the power to make further indemnification as provided under Florida law except to indemnify any person against gross negligence or willful misconduct.

         The Corporation is further authorized to purchase and maintain insurance for indemnification of any person as provided herein and to the extent provided under Florida law.

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 1. Execution of Contracts, Papers and Documents. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officers or employees of the Corporation as the Board of Directors may from time to time determine, or in the absence of such determination, by the Chairman or the President. Such may be general or confined to specific instances as the Board of Directors may determine. Unless authorized by the Board of Directors or expressly permitted by these Bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to incur a pecuniary liability for any purpose.

         SECTION 2. Voting Shares in Other Corporations. The Corporation may vote any and all shares of stock and other securities having voting rights which may at any time and from time to time be held by it in any other corporation or corporations and such vote may be cast either in person or by proxy by such officer of the Corporation as the Board of Directors may appoint or, in the absence of such appointment, by the Chairman or President.

         SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

         SECTION 4. Corporate Seal. The Board of Directors shall provide a suitable seal which shall bear the name of the Corporation, the year of incorporation and shall include the words "Corporate Seal, Florida." Said seal shall be in the custody of the Secretary of the Corporation, and the Board of Directors may prescribe that one or more duplicates thereof be kept in the custody of such other officer or officers of the Corporation.

         SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be a period of either fifty-two (52) or fifty-three (53) weeks as may be determined by the Board of Directors from time to time.

                                   ARTICLE XI

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

         SECTION 1. Affiliated Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be valid unless, at the time of the contract or transaction, the Board of Directors consists of at least two (2) independent directors, and a majority of such independent directors, after having access, at the Corporation's expense, to the Corporation's or independent legal counsel, approve such contract or transaction. For purposes of this
Section 1 of this Article XI of the Bylaws, an independent director shall be a member of the Board of Directors who is not an officer or employee of the Corporation, its subsidiaries or affiliates, a promoter or does not have a material business or professional relationship with the Corporation.

         SECTION 2. Determining Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorized an affiliated contract or transaction.

                                   ARTICLE XII

                                    AMENDMENT

         The power to adopt, amend or repeal these Bylaws shall be in the stockholders entitled to vote and may be exercised by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed amendment or repeal be contained in the notice of such special meeting. Such power shall also be conferred upon the directors and may be exercised by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed amendment or repeal be contained in the notice of such special meeting, but the fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal the Bylaws.

THIS IS TO CERTIFY:

        That I am the duly elected, qualified and acting Secretary of Amazon Herb Company, a Florida corporation (the "Corporation"), and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the Company on April 6, 1998, by the duly elected directors of the Company.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal the _____ day of April, 1998.



                                                 _______________________________
                                                    Connie Lynch, Secretary